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           As filed with the Securities and Exchange Commission on April 7, 2000
                                                      Registration No. 333-65073

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                        Post-Effective Amendment No. 1
                                  to Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                       SOUTHWEST SECURITIES GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                                                 75-2040825
            Delaware
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                          1201 Elm Street, Suite 3500
                              Dallas, Texas 75270
                   (Address of Principal Executive Offices)

                       SOUTHWEST SECURITIES GROUP, INC.
                              STOCK PURCHASE PLAN
                           (Full title of the plan)


           David Glatstein                    Copy to:   David G. McLane, Esq.
President and Chief Executive Officer                   Gardere & Wynne, L.L.P.
  Southwest Securities Group, Inc.                          1601 Elm Street
     1201 Elm Street, Suite 3500                               Suite 3000
        Dallas, Texas 75270                                Dallas, Texas 75201
           (214) 658-1800                                     (214) 999-4607
         (Name and address, including zip code, and telephone number, including area code, of agent for service)


               DEREGISTRATION OF CERTAIN SHARES OF COMMON STOCK


          399,999 shares of Common Stock, $.10 par value, of the registrant previously registered under this registration statement for use under the Southwest Securities Group, Inc. Stock Purchase Plan have not been used prior to this date and such shares are hereby withdrawn from registration under this registration statement and are to be, along with the associated filing fee paid with the registration of those shares in the amount of $2,218 transferred to a new Registration Statement on Form S-8 of the registrant to register 400,000 shares of Common Stock, $.10 par value, for use under the Southwest Securities Deferred Compensation Plan.
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          This Post-Effective Amendment No. 1 to the Registration Statement
on Form S-8, File No. 333-65073 (the "Registration Statement") is being filed by Southwest Securities Group, Inc. (the "Registrant") pursuant to Instruction E of Form S-8 to transfer 399,999 shares of Common Stock, $.10 par value, previously registered under the Registration Statement to a new Registration Statement on Form S-8 to be filed to register 400,000 shares of Common Stock, $.10 par value, and related deferred compensation obligations under the Southwest Securities Deferred Compensation Plan.

Item 8.  Exhibits.

  10.6 Southwest Securities Group, Inc. Stock Purchase Plan (Restated) (incorporated by reference to the corresponding exhibit to the Registrant's Quarterly Report on Form 10-Q filed February 16, 1999

  23.1*   Consent of KPMG LLP

---------------

          * Filed herewith.

                                      II-1
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                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 7, 2000.

                                     SOUTHWEST SECURITIES GROUP, INC.
                                     (Registrant)


                                     By:   /s/ David Glatstein
                                        ------------------------------------
                                           David Glatstein, President and
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2000.

      Name                             Title
      ----                             -----

 /s/ David Glatstein                  President and Chief Executive Officer and
------------------------------
David Glatstein                       Director (Principal Executive Officer)

                 *                    Chief Financial Officer and Treasurer
------------------------------
Stacy M. Hodges                       (Principal Financial Officer)


                 *                    Controller
------------------------------
Laura Leventhal                       (Principal Accounting Officer)


                 *                    Director and Chairman of the Board
------------------------------
Don A. Buchholz


                                      Director
------------------------------
Brodie L. Cobb


                 *                    Director
------------------------------
J. Jan Collmer


 /s/ R. Jan LeCroy                    Director
------------------------------
R. Jan LeCroy


                                      Director
------------------------------
Robert F. Gartland


                 *                    Director
------------------------------
Frederick R. Meyer

                                      II-2
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                                      Director
------------------------------
Jon L. Mosle, Jr.


*By: /s/ David Glatstein
    --------------------------
     David Glatstein
     As Attorney-in-Fact

                                      II-3
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                               INDEX TO EXHIBITS


   Exhibit
   Number           Exhibit

   10.6 Southwest Securities Group, Inc. Stock Purchase Plan (Restated) (incorporated by reference to the corresponding exhibit to the Registrant's Quarterly Report on Form 10-Q filed February 16, 1999

   23.1*       Consent of KPMG LLP

_____________

     * Filed herewith.